Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY CORPORATION TO OFFER

23 MILLION SHARES OF COMMON STOCK

(INDIANAPOLIS – June 16, 2010) — Duke Realty Corporation (NYSE: DRE) today announced that it intends to sell 23 million shares of its common stock in an underwritten public offering. The company also plans to grant the underwriters an option to purchase up to an additional 3.45 million shares to cover over-allotments, if any.

The offering is being made pursuant to an effective shelf registration statement and prospectus filed by the company with the Securities and Exchange Commission. Morgan Stanley & Co. Incorporated and UBS Securities LLC will act as joint book-running managers for the offering.

The company intends to use the net proceeds from the offering to fund the recently announced acquisition by Duke Realty Limited Partnership of its joint venture partner’s 50 percent interest in the Dugan Realty, L.L.C. joint venture, to repay debt and for general corporate purposes.

To obtain a copy of the prospectus supplement and related base prospectus for this offering, please contact Morgan Stanley & Co. Incorporated, 180 Varick Street, Second Floor, New York, NY 10014, Attention: Prospectus Department, or by e-mail: prospectus@morganstanley.com, or by telephone at 1-866-718-1649; or UBS Securities LLC, Prospectus Department, 299 Park Avenue, New York, NY 10171 or, by telephone toll free at 1-888-827-7275.

This news release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus supplement and related base prospectus.

Duke Realty Corporation to Offer 23 Million Shares of Common Stock

June 16, 2010

About Duke Realty Corporation

Duke Realty Corporation owns and operates more than 134 million rentable square feet of industrial and office, including medical office, space in 18 major U.S. cities. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke is available at www.dukerealty.com.

Cautionary Notice Regarding Forward-Looking Statements

Some of the information included in this press release contains forward-looking statements such as statements related to the offering and the issuance and sale of common stock, expected use of the net proceeds, and the availability of a final prospectus supplement. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2009. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Media:

Jim Bremner

317.808.6920

jim.bremner@dukerealty.com

Investors:

Randy Henry

317.808.6060

randy.henry@dukerealty.com